UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

FORSTER DRILLING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-29603	91-2070995
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview, #305 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8125

Former name or former address, if changed since last report: Process Technology Systems, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  Changes in Registrant’s Certifying Accountant

On January 7, 2008, the board of directors of Forster Drilling Corporation (the “Company”) authorized the engagement of LBB & Associates Ltd., LLP as its new independent accountants to be effective immediately (the board of directors also serves as the Company’s audit committee). During the two most recent fiscal years and through the date of this Current Report, neither the Company nor anyone on its behalf has consulted with LBB & Associates Ltd., LLP regarding any of the following:

(i)	the application of accounting principles to a specified transaction, either completed or proposed;

(ii)
the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to accounting, auditing or financial reporting issues; or

(iii)
any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v).

On January 7, 2008, the Company sent notice to John M. James, CPA that the Company was terminating John M. James, CPA’s relationship with the Company as its auditor. The termination of the relationship with the Company’s auditor was approved by our board of directors on January 7, 2008.

In connection with the prior audit of the Company for the twelve months ended November 30, 2006, as well as the prior reviews of the Company for the periods ending February 28, 2007, May 31, 2007 and August 31, 2007, there have been no disagreements with John M. James, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On January 9, 2008, John M. James, CPA sent the Company a letter addressed to the Securities and Exchange Commission stating that John M. James, CPA agrees with the statements made in this Current Report. Such letter is attached hereto as Exhibit 16.

ITEM 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
16.1	Letter from John M. James, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORSTER DRILLING CORPORATION

By: /s/ F. E. Forster III
F. E. Forster III, Chief Executive Officer

DATE: January 9, 2008

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from John M. James, CPA